UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20, 2008
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
     On October 20, 2008, Park National Corporation (“Park”) issued a news release (the “News Release”) announcing results for the three months and nine months ended September 30, 2008. A copy of this News Release is included as Exhibit 99.1 and incorporated herein by reference.
     Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews: (i) net income before impairment charge, (ii) net income before impairment charge per share-diluted, (iii) return on average tangible assets before impairment charge, (iv) return on average assets before impairment charge, (v) return on average tangible realized equity before impairment charge, (vi) return on average equity before impairment charge, and (vii) efficiency ratio before impairment charge; (all defined as “Non-GAAP Measures”). Management has included in the News Release information relating to the Non-GAAP Measures for the three-month and nine-month periods ended September 31, 2008 and 2007. Management believes that these Non-GAAP Measures present a more reasonable view of Park’s operating performance and ensure comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions, goodwill impairment charges, and unrealized gains and losses arising from mark-to-market accounting for the fair value of investment securities. In the News Release, Park has provided reconciliations of these Non-GAAP Measures solely for the purpose of complying with SEC Regulation G and not as an indication that these Non-GAAP Measures are substitutes for financial measures determined in accordance with GAAP.
Item 9.01 — Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 20, 2008.
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signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: October 20, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated October 20, 2008
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 20, 2008

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